Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Post-effective Amendment No. 1 to Form S-8 of our report dated November 11, 2003 relating to the financial statements and financial statement schedule of Vail Resorts, Inc. , which appears in Vail Resorts, Inc.'s Annual Report on Form 10-K for the year ended July 31, 2003.



/s/ PricewaterhouseCoopers LLP

Denver, Colorado
March 25, 2004